Exhibit 10.3

MINUTES OF A SPECIAL BOARD OF DIRECTORS MEETING

OF

DICUT INC.

(the "Corporation")

A special meeting of the board of directors of the Corporation was held at 2150 Northwest Parkway SE, Suite H. Marietta, Georgia on March 14, 2002 at 9:30 am.

Directors present were:

Pierre Quilliam (by telephone)

Raj Kalra

Being all the directors of the Corporation.

The purpose of the meeting was to address this issue of the entitlement of Raj Kalra and Pierre Quilliam to be issued cashless Stock Purchase Warrants by the Company in consideration of bringing forth potential corporate acquisitions for the Company which are ultimately completed.

BE IT RESOLVED THAT:

1. The Corporation is hereby authorized to enter into a Stock Purchase Warrant Agreement with each of Raj Kalra and Pierre Quilliam upon the successful completion of each acquisition of the Company which originated from Mr. Kalra and/or Mr. Quilliam. The value of the Stock Purchase Warrants for each of Mr. Kalra and Mr. Quilliam shall be equal to fifty percent (50%) of the value of the consideration paid for each such acquisition.

The undersigned, being all of the Directors of the Corporation, hereby consent to the foregoing resolutions.

DATED at Marietta, Georgia this 14th day of March, 2002

/s/ Pierre Quilliam

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PIERRE QUILLIAM

/s/ Raj Kalra

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RAJ KALRA